301 Winding Road Old Bethpage, NY 11804 212-750-0373 http://pwreit.com

Power REIT

Subscription Form

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock

Liquidation Preference $25.00 per Share

Investor’s Name (not required):

Brokerage Firm (for delivering shares):

Account Number at Brokerage Firm:

DTC Participant Number:

Number of Shares Being Subscribed for:

Amount Owed for Shares:	($25 per share)

Paid by:	☐ Check	OR	☐ Wire
	(see Subscription Option 1, below)		(see Subscription Option 2, below)

Date of Wire:________________

Fed. Ref. No.________________

Representations, Warranties, Agreements:

By executing and returning this form, the undersigned represents, warrants and agrees that:

(i) he/she/it is the investor, or has full power and authority to act on behalf of and bind the investor in subscribing as set forth herein and making these representations, warranties and agreements;

(ii) the shares are being offered pursuant to Power REIT’s Prospectus dated May 10, 2012 and its Prospectus Supplement dated January 23, 2014 (available at http://pwreit.com under Investor Relations/ Preferred Stock Offering, by email to ir@pwreit.com or by collect call to 212-750-0373);

(iii) the investor has had full opportunity to read and review such Prospectus and Prospectus Supplement and the additional documents they incorporate by reference; and

(iv) the information provided herein and these representations, warranties and agreements are accurate and complete, and shall remain so until the undersigned notifies Power REIT otherwise.

Contact information, if we have any questions:	(Phone)

(Email)

Signature	Date

301 Winding Road Old Bethpage, NY 11804 212-750-0373 http://pwreit.com

Subscription Option 1 –By Wire and Email

1.	Wire the funds to:

Bank name	Citibank N.A., 111 Wall St., NY, NY 10043
ABA routing #	021000089
Account name	Morgan Stanley and Co. Incorporated
Account #	40611172
For further credit:	Power REIT
Account #	414-019055-155

2.	Execute the subscription form (being sure to include the date of the wire and the wire Fed. Ref. No.) and email the form to ir@pwreit.com.

Subscription Option 2 –By Check and Mail

1.	Execute the subscription form, enclose a check made out to Power REIT, and mail the form and the check to:

C/O Morgan Stanley Smith Barney

Attention: Dianne Zhilitsky

400 Campus Drive

Florham Park NJ 07932

For questions please email: ir@pwreit.com